UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33411

VA	31-1804543
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

67 Commerce Drive

Honaker, VA 24260

(Address of principal executive offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of an Officer:

Karen D. Wimmer, 50, was appointed by the Board of Directors as Executive Vice President and Chief Credit Officer of New Peoples Bank, Inc. effective March 1, 2014. Prior to her appointment, Ms. Wimmer served as Senior Vice President and Senior Credit Officer of New Peoples Bank, Inc. from November 1, 2012 to February 28, 2014 and from June 2011 to July 2012. From mid-2010 to June 2011 she was Vice President of the Commercial Loan Division. From August 2001 to mid-2010, she served as a Loan Officer and Assistant Manager of the Princeton, West Virginia branch focusing on business development and commercial lending. In 2007, she was promoted to Vice President. Ms. Wimmer initially joined the bank in August 2001 as Assistant Vice President, Assistant Manager and Loan Officer. Prior to joining New Peoples Bank, Inc., Ms. Wimmer worked for BB and T via its acquisition of the former One Valley Bank with experience in commercial lending and banking from 1988 to 2001. Ms. Wimmer has a total of 26 years of banking experience.

Departure of an Officer

Stephen W. Trescot, 65, retired from being Executive Vice President and Chief Credit Officer of New Peoples Bank, Inc. in which position he served from February 28, 2011 to February 28, 2014. He no longer serves as a named executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.
(Registrant)

Date: March 4, 2014	By:	/s/ C. Todd Asbury
C. Todd Asbury
Executive Vice President and Chief Financial Officer